Exhibit 1

AMENDMENT TO DEED OF ACTING-IN-CONCERT

This Amendment to Deed of Acting-in-Concert (this “Amendment Deed”) is made and entered into as of November 6, 2018 by and between the following parties:

Party A: ZALL CROSS-BORDER E-COMMERCE INVESTMENT COMPANY LIMITED, a limited liability company incorporated and validly existing under the laws of British Virgin Islands.

Party B: AOGANG International (Hong Kong) Corporation Limited, a limited liability company incorporated and validly existing under the laws of Hong Kong.

(Party A and Party B, collectively, the “Parties”)

WHEREAS,

1.  LIGHTINTHEBOX HOLDING CO., LTD., is a company incorporated and validly existing under the laws of Cayman Islands, listed on the New York Stock Exchange (the “Listed Company”).

2.  Party A and Party B entered into a deed of acting-in-concert as of June 28, 2018 (the “Deed of Acting-in-Concert”) with respect to maintaining concerted actions in the management, operation, shareholders decision-making and directors decision-making of the Listed Company in connection with the 34.4% and 18.1% shares held by them respectively, directly or indirectly, in the capital of the Listed Company.

NOW, THEREFORE, the Parties agree by consensus to cancel the concerted actions, and the arrangements under the Deed of Acting-in-Concert shall be invalidated as of the signing date of this Amendment Deed.

IN WITNESS WHEREOF this Amendment Deed has been executed, sealed and delivered by the parties hereto and has been executed, sealed and delivered as of the date first above written.

EXECUTED as a deed by:

/seal/ ZALL CROSS-BORDER E-COMMERCE INVESTMENT COMPANY LIMITED
/s/ Yan Zhi
		)	Duly Authorised Signatory
Witness:	/s/ Sun Yingjie	)	Title:	Authorised Signatory

IN WITNESS WHEREOF this Amendment Deed has been executed, sealed and delivered by the parties hereto and has been executed, sealed and delivered as of the date first above written.

EXECUTED as a deed by:

/seal/ AOGANG International (Hong Kong) Corporation Limited
/s/ Zhentao Wang
		)	Duly Authorised Signatory
Witness:	/s/ WENG Heng